Exhibit 10.5

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

ETERNA THERAPEUTICS INC.

12.0% SENIOR CONVERTIBLE NOTE

DUE SEPTEMBER 24, 2025

Issuance Date: September 24, 2024	Original Principal Amount: U.S. $_________

FOR VALUE RECEIVED, Eterna Therapeutics Inc., a Delaware corporation (the “Company”), hereby promises to pay to ____________________ or its registered assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise or increased by the payment of interest pursuant to Section 2, the “Principal”) when due, whether upon the Maturity Date (as defined below), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”), if applicable, on any outstanding Principal, in accordance with the terms hereof, from the date set out above as the Issuance Date (the “Issuance Date”), to, but not including, the date on which the same becomes due and payable, whether upon the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Notes issued pursuant to the Note Purchase Agreement on the Closing Date (collectively, the “Notes” and such other Senior Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 31.

(1) PAYMENTS OF PRINCIPAL; NO PREPAYMENT. On the Maturity Date, if any portion of this Note remains outstanding, the Company shall pay to the Holder an amount in cash representing all of the outstanding Principal, together with any accrued and unpaid Interest thereon. The “Maturity Date” shall be September 24, 2025. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal or accrued and unpaid Interest thereon, if any.

(2) INTEREST. From the Issuance Date to, but not including, the Maturity Date, the Company shall pay Interest on the Principal by increasing the outstanding Principal in the aggregate principal amount of the Interest accrued for the applicable interest period (such Interest paid pursuant to an increase in outstanding Principal, “PIK Interest”), or, at the Company’s election for any interest period, in cash. Interest shall accrue hereunder at twelve percent (12.0%) per annum and shall be computed on the basis of a 360-day year and twelve 30-day months. Interest shall be payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on October 15, 2024, to the record holder of this Note at the close of business on the preceding January 1, April 1, July 1 and October 1 (whether or not such day is a Business Day), respectively, and, if the Company has elected to effect a given payment of Interest in cash, then such payment in Interest shall be made by the Company in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. Accrued and unpaid Interest, if any, may also be paid, at the election of the Company, by way of inclusion of the Interest in the Conversion Amount (as defined in Section 3(b)(i)) on each (i) Conversion Date (as defined in Section 3(c)(i)) in accordance with Section 3(c)(i) or (ii) upon any Bankruptcy Event of Default redemption hereunder occurring prior to the Maturity Date. Notwithstanding the foregoing, if any portion of the Principal of this Note is prepaid or converted into shares of Common Stock prior to the date that is three months following the Issuance Date, the Conversion Amount or repayment amount with respect to such Principal shall be increased by an amount equal to the excess of (x) the amount of Interest or PIK Interest that would have accrued or been payable with respect to such Principal during the period beginning on the Issuance Date and ending on the date that is three months following the Issuance Date over (y) the amount of Interest or PIK Interest that actually accrued or was paid with respect to such Principal during the period beginning on the Issuance Date and ending on the Conversion Date or repayment date with respect to such Principal.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion. Immediately after the Stockholder Approval Time and simultaneous with the issuance of shares of Common Stock under the SPA (as such term is defined in the Note Purchase Agreement) and under the Exchange Agreements (as such term is defined in the SPA): (i) the outstanding and unpaid Common Stock Conversion Amount (as such term is defined below) shall, without any act on or behalf of Holder, automatically convert into validly issued, fully paid and nonassessable shares of Common Stock at the Conversion Rate; and (ii) the outstanding unpaid PFW Conversion Amount (as such term is defined below) shall, without any act on or behalf of Holder, automatically convert into a Pre-Funded Warrant (as such term is defined below) (such automatic conversions, the “Automatic Conversion” and the date on which the Automatic Conversion occurs, the “Automatic Conversion Date”). The Company shall not issue any fraction of a share of Common Stock or any Pre-Funded Warrant to purchase any fraction of a share of Common Stock upon any conversion. If the conversion would result in the issuance of a fraction of a share of Common Stock or any such Pre-Funded Warrant, as applicable, the Company shall round such fraction of a share of Common Stock down to the nearest whole share or the number of shares of Common Stock subject to such Pre-Funded Warrant shall be rounded down to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, that the Holder shall be responsible for any such tax to the extent that such tax is in respect of the Holder’s instructions to issue shares of Common Stock or a Pre-Funded Warrant to a Person other than the Holder. The terms: (a) “Common Stock Conversion Amount” means such portion of the Conversion Amount that, when converted into shares of Common Stock, results in the Holder together with the other Attribution Parties collectively beneficially owning a number of shares of Common Stock equal to 9.99% or less of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (and, for the avoidance of doubt, after giving effect to the issuance of shares of Common Stock (x) upon conversion of the Common Stock Conversion Amounts of Other Notes, (y) under the SPA, and (z) under the Exchange Agreements) (the “Maximum Percentage”); (b) “PFW Conversion Amount” means such portion of the Conversion Amount that equals the Conversion Amount minus the Common Stock Conversion Amount; and (c) “Pre-Funded Warrant” means a pre-funded common stock purchase warrant in the form of Exhibit A attached hereto to purchase such number of shares of Common Stock equal to the PFW Conversion Amount divided by the Conversion Price. For the avoidance of doubt, if the number of shares of Common Stock issuable upon conversion of the Common Stock Conversion Amount will not result in the Holder together with the other Attribution Parties collectively beneficially owning a number of shares of Common Stock equal to more than the Maximum Percentage, then there will be no PFW Conversion Amount. For purposes of calculating the Common Stock Conversion Amount, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties immediately after the Stockholder Approval Time and after giving effect to the issuance of shares of Common Stock under the SPA and under the Exchange Agreements plus the number of shares of Common Stock issuable upon conversion of the Common Stock Conversion Amount, but shall exclude the number of shares of Common Stock which would be issuable (i) upon exercise of the Pre-Funded Warrants beneficially owned by the Holder or any other Attribution Party and (ii) upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Other Notes) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(a). For purposes of this Section 3(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire in respect of the Common Stock Conversion Amount without exceeding the Maximum Percentage, the Company shall provide the Holder with a written notice, upon which the Holder may rely setting forth the number of shares of Common Stock outstanding. In the event that the issuance of shares of Common Stock to the Holder upon conversion of the Common Stock Conversion Amount would result in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership would exceed the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio and any portion of the Common Stock Conversion Amount so converted shall be reinstated and be added to the PFW Conversion Amount, and the Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(a) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(a) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (x) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, and (y) accrued and unpaid Interest, if any, with respect to such portion of the Principal.

(ii) “Conversion Price” means, as of any Conversion Date or other date of determination, $0.50, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Conversion. Holder shall surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following the Automatic Conversion Date (or an indemnification undertaking with respect to this Note in the case of its loss, theft, destruction or mutilation in compliance with the procedures set forth in Section 18(b)). On or before the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the Automatic Conversion Date (the “Share Delivery Date”), the Company shall either: (x) with respect to the issuance of Conversion Shares, either (I) issue and deliver to the address of Holder as specified on the Holder’s signature page to the Note Purchase Agreement, a certificate, registered in the name of the Holder, for the number of Conversion Shares to which the Holder shall be entitled pursuant to such conversion or (II) direct the Company’s transfer agent (the “Transfer Agent”) to issue such number of Conversion Shares to which the Holder shall be entitled pursuant to such conversion in uncertificated form in the Transfer Agent’s direct registration system; and (y) with respect to the issuance of a Pre-Funded Warrant, issue and deliver to the address of Holder as specified on the Holder’s signature page to the Note Purchase Agreement, a Pre-Funded Warrant issued in the name of the Holder to purchase the number of shares of Common Stock to which the Holder shall be entitled as determined in accordance with Section 3(a)(i). The Person or Persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date, irrespective of the date of delivery of the certificates (or issuance of shares in the Transfer Agent’s direct registration system) evidencing such Conversion Shares. The Company’s obligations to issue and deliver the Conversion Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. While any Notes are outstanding, the Company shall use its reasonable best efforts to use a Transfer Agent that participates in the DTC Fast Automated Securities Transfer Program.

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(ii) [Reserved.]

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of the Note and the Other Notes and the Principal amount of the Note and the principal amounts of the Other Notes (and stated interest thereon) held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of a Registered Note shall treat each Person whose name is recorded in the Register as the owner of such Registered Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign or sell all or part of any Registered Note by the Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant and subject to Section 18. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest, if any, converted or paid (as the case may be) and the dates of such conversions and payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal and Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from the Holder and one or more holder of Other Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of this Note and/or the Other Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from the Holder and each holder of Other Notes electing to have Notes converted on such date, a pro rata amount of such holder’s portion of the Note and its Other Notes submitted for conversion based on the Principal amount of this Note and principal amounts of the Other Notes submitted for conversion on such date by such holder relative to the aggregate Principal amount of this Note and all Other Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(d) [Reserved.]

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events or failure to comply therewith shall constitute an “Event of Default” and each of the events described in clauses (vii) and (viii) shall also constitute a “Bankruptcy Event of Default”:

(i) [reserved];

(ii) the suspension of the Common Stock from trading on an Eligible Market for a period of three (3) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period or the failure of the Common Stock to be listed on an Eligible Market;

(iii) the Company’s notice, written or oral, to the Holder or any holder of the Other Notes, including by way of public announcement or through any of its duly authorized agents, at any time, of its intention not to comply as required by the terms hereof with a request for conversion of this Note or any Other Notes into shares of Common Stock that is tendered in accordance with the provisions of this Note or the Other Notes, other than pursuant to Section 3(d) (and analogous provisions under the Other Notes);

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(iv) [reserved];

(v) the Company’s failure to pay to the Holder any amount of Principal, Interest, Redemption Price or other amounts when and as due under this Note, except, in the case of a failure to pay Interest when and as due, in which case only if such failure continues for a period of at least an aggregate of three (3) Business Days;

(vi) [reserved];

(vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a bankruptcy voluntary case, (B) consents to the entry of an order for relief against it in an involuntary bankruptcy case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), or (D) makes a general assignment for the benefit of its creditors;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) days;

(ix) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against the Company or any of its Subsidiaries with respect to claims or actions arising out of events that shall have occurred subsequent to the Issuance Date and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(x) other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of this Note, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least an aggregate of ten (10) days following the Holder’s delivery to the Company of notice of such breach;

(xi) [reserved];

(xii) any material damage to, or loss, theft or destruction of a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities (if any) at any facility of the Company or any Subsidiary and any such event or circumstance would reasonably be expected to have a Material Adverse Effect;

(xiii) [reserved];

(xiv) any Material Adverse Effect occurs;

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(xv) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note, unless such removal is then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Day; or

(xvi) the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”, and such unavailability or “chill” continues for more than five (5) consecutive Trading Days.

(b) Redemption Right. At any time after the earlier of the Holder’s receipt of an Event of Default Notice (as defined in Section 15(e)) and the Holder becoming aware of an Event of Default, the Holder may, subject to the lapse of any cure period applicable to such Event of Default, require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the sum of (x) the portion of the Principal to be redeemed, and (y) accrued and unpaid Interest, if any, with respect to such portion of the Principal (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.

(c) Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash equal to all outstanding Principal, accrued and unpaid Interest, if any, in addition to any and all other amounts due hereunder (the “Bankruptcy Event of Default Redemption Price” and the Event of Default Redemption Price, each a “Redemption Price”), without the requirement for any notice or demand or other action by the Holder or any other Person; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable. Redemptions required by this Section 4(c) shall be made in accordance with the provisions of Section 11.

(5) [Reserved]

(6) DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS.

(a) Distribution of Assets. If the Company shall, on or after the Subscription Date, declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, Options, evidence of Indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then the Holder will be entitled to such Distribution as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions. Notwithstanding anything to the contrary contained in this Section 6(b), the Holder shall not be entitled to participate or otherwise receive any Distribution to the extent an adjustment to the Conversion Price is effected pursuant to Section 7 in respect of such Distribution.

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(b) Purchase Rights. If at any time on or after the Subscription Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(7) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price will be subject to adjustment from time to time as provided in this Section 7.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) [Reserved].

(8) [Reserved]

(9) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Restated Certificate of Incorporation or Second Amended and Restated Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(10) RESERVED.

(11) REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within three (3) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice; provided that upon a Bankruptcy Event of Default, the Company shall deliver the applicable Bankruptcy Event of Default Redemption Price in accordance with Section 4(c) (as applicable, the “Event of Default Redemption Date”). The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company on the applicable Event of Default Redemption Date. In the event of a redemption of less than all of the outstanding Principal and accrued and unpaid Interest of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Event of Default Redemption Notice has been delivered. In the event that the Company does not pay a Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Principal and Interest thereon that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Event of Default Redemption Notice shall be null and void with respect to such Principal and Interest, (y) the Company shall promptly return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing such Principal and Interest that was to have been redeemed and (z) the outstanding Principal and accrued and unpaid Interest of this Note or such new Notes shall be the amounts thereof as in effect on the date on which the applicable Event of Default Redemption Notice is voided.

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(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or pursuant to corresponding provisions set forth in the Other Notes (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by electronic mail a copy of such notice. If the Company receives an Event of Default Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Event of Default Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Event of Default Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem, a pro rata amount from the Holder and each holder of the Other Notes based on the Principal amount of this Note and the Other Notes submitted for redemption pursuant to such Event of Default Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(12) VOTING RIGHTS; NO RIGHTS AS A STOCKHOLDER. The Holder shall have no voting rights as the holder of this Note, except as required by the General Corporation Law of the State of Delaware.

(13) RANK. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries that, by the express terms of such Indebtedness, is subordinated to this Note and the Other Notes.

(14) NEGATIVE COVENANTS. Except as noted below, until all of the Notes have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly by merger or otherwise:

(a) incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(b) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than this Note and the Other Notes), by way of payment in respect of principal of (or premium, if any, on) such Indebtedness; provided, that this restriction shall not preclude the payment of regularly scheduled payments of interest and principal with respect to Permitted Indebtedness;

(d) redeem or repurchase any capital stock of the Company;

(e) declare or pay any cash dividend or distribution on any capital stock of the Company or of its Subsidiaries other than wholly-owned Subsidiaries;

(f) make, any fundamental change in the nature of its business as described in the Company’s most recent Annual Report filed on Form 10-K with the SEC;

(g) enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, license, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof;

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(h) allow or suffer to exist any Lien other than Permitted Liens; or

(i) issue any Notes or issue any other securities that would cause a breach or default under the Notes.

(15) AFFIRMATIVE COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in full in accordance with their terms, the Company shall, and the Company shall cause each Subsidiary to, unless otherwise agreed to by the Required Holders, directly and indirectly:

(a) maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that he failure to become or remain so duly qualified and in good standing would not reasonably be expected to have a Material Adverse Effect;

(b) maintain and preserve all of its material properties which are necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

(c) take all action necessary or advisable to maintain all of the Intellectual Property Rights necessary or material to the conduct of its business in full force and effect;

(d) maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and

(e) promptly, but in any event within one (1) Business Day, notify the Holder and the holders of the Other Notes in writing whenever an Event of Default (an “Event of Default Notice”) occurs.

(16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any amendment or waiver of any provision to this Note or any of the Other Notes. Any amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes. The Holder hereby acknowledges and agrees that any action taken pursuant to this Section may result in, or be perceived to result in, a disproportionate impact on the Holder compared to the impact of such action on one or more holder(s) of Other Notes. This provision constitutes a separate right granted to each of the holders of Notes by the Company and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

(17) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 4.1 of the Note Purchase Agreement.

(18) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d) and subject to Section 3(c)(iii)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

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(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without any obligation to post a surety or other bond) and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest, if any, from the Issuance Date.

(19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

(21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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(23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price or the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall pay the applicable Redemption Price that is not disputed or shall cause the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed, and the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within three (3) Business Days of receipt, or deemed receipt, of the Conversion Notice or Event of Default Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within five (5) Business Days submit via electronic mail (a) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company, at the Company’s expense, shall direct the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(24) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 5.4 of the Note Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) promptly (and in any event within one Business Day) following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock (and in respect of such shares of Common Stock).

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds to an account designated by the Holder; provided, that the Holder, upon written notice to the Company, may elect to receive a payment of cash in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the signature pages attached to the Note Purchase Agreement). Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(25) CANCELLATION. After all Principal, any accrued Interest and any other amounts at any time owed on this Note have been paid in full or converted into Conversion Shares, this Note shall automatically be deemed canceled, satisfied and discharged and shall not be reissued, sold or transferred.

(26) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

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(27) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(28) Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Holder or the practical realization of the benefits that would otherwise be conferred upon the Company or the Holder. The Company and the Holder will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(29) DISCLOSURE. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(30) USURY. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder, including by way of an original issue discount, at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

(31) CERTAIN DEFINITIONS. Capitalized terms used in this Note and not defined herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement. For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

(b) “Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Person whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York generally are open for use by customers on such day.

(e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported on the Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction relating to the Common Stock during the applicable calculation period.

(f) “Closing Date” shall have the meaning set forth in the Note Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Note Purchase Agreement.

(g) “Common Stock” means (i) the Company’s shares of common stock, par value $0.005 per share, and (ii) any capital stock into which such Common Stock shall be changed or any capital stock resulting from a reorganization, recapitalization or reclassification of such Common Stock.

(h) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(i) “Conversion Shares” means shares of Common Stock issuable by the Company upon conversion of this Note.

(j) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(k) “Eligible Market” means the Principal Market, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American or any tier of OTC Markets.

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(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “GAAP” means United States generally accepted accounting principles, consistently applied during the periods involved.

(n) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(o) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “finance leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments (in each case, solely to the extent drawn), (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) of a Person, other than the Company or any of its subsidiaries, above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries (provided, that the amount of such obligation shall be the lesser of the fair market value of such property or assets and the amount of the obligation so secured), and (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(p) “Intellectual Property Rights” shall have the meaning ascribed to such term in the Note Purchase Agreement.

(q) “Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

(r) “Material Adverse Effect” shall have the meaning ascribed to such term in the Note Purchase Agreement.

(s) “Note Purchase Agreement” means that certain note purchase agreement dated as of the Subscription Date by and among the Company and the purchasers listed on the signature pages attached thereto pursuant to which the Company issued the Notes, as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

(t) “Options” means any rights, warrants or options to subscribe for or purchase (i) shares of Common Stock or (ii) Convertible Securities.

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(u) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) trade payables incurred in the ordinary course of business, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note and which Indebtedness does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later, (iv) obligations in respect of workers’ compensation claims, health, disability or other benefits, public liability insurance, unemployment insurance, property, casualty or liability insurance, self insurance obligations, bankers’ acceptances, or customs, completion, advance payment, performance, bid, performance, appeal and surety bonds, completion guarantees, letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental law or permits or licenses from governmental authorities, and other similar obligations provided by the Company or any Subsidiary in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting the foregoing, (v) purchase money Indebtedness (a) incurred to finance or reimburse the price of the acquisition, construction, development, design, installation or improvement by the Company or a Subsidiary of assets or (b) assumed in connection with the acquisition of any fixed or capital assets, in an aggregate principal amount which, when added together with the amount of Indebtedness incurred pursuant to this clause (v) and then outstanding, does not exceed $500,000, (vi) any obligation arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the sale, disposition or acquisition of any business, assets, or investment, (vii) Indebtedness of the Company or any Subsidiary consisting of (A) the financing of insurance premiums or (B) take or pay obligations contained in ordinary course supply arrangements, (viii) Indebtedness of the Company or any Subsidiary in respect of any agreement or other arrangement governing the provision of treasury, cash management services or deposit account overdraft protection services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services, (ix) Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements, (x) Indebtedness existing on the Subscription Date as set forth in the SEC Reports (as defined in the Note Purchase Agreement) and (xi) Indebtedness consisting of up to an $2,000,000 in the aggregate principal amount of additional Notes that are issued pursuant to one or more closings held during the 180 day period following the Issuance Date, provided that the additional Notes are issued upon the same terms as this Note and, further provided that the conversion price of such additional Notes is (x) at or above the then current market value of the Company’s Common Stock at the time of the issuance of such additional Notes and (y) is not lower than the Conversion Price.

(v) “Permitted Liens” means (i) any Lien for taxes, assessments or governmental charges not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet more than 30 days past due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix), (ix) good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or deposits under leases, (x) filing of Uniform Commercial Code financing statements (or similar filings under applicable law) regarding operating leases or which otherwise do not relate to an effective security interest in any asset owned by the Company or any Subsidiary, (xi) survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of the Company or any Subsidiary or to the ownership of their respective properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the Company’s or such Subsidiary’s business, (xii) Liens existing on the Issuance Date, (xiii) Liens to secure cash management services in the ordinary course of business, (xiv) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, (xv) Liens on cash collateral accounts securing liabilities in respect of credit card facilities or merchant accounts, commodities accounts or brokerage accounts in the ordinary course of business and consistent with past practice, (xvi) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or services providers of the Company or any Subsidiary in the ordinary course of business and purported Liens which are granted to a customer, supplier or service provider pursuant to the terms of a credit application or form agreement, (xvii) in the case of real property that constitutes a leasehold interest (a) any Lien to which the fee simple interest (or any superior leasehold interest) is subject or (b) any Lien in favor of a landlord on leasehold improvements in lease premises, and (xvii) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation.

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(w) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(x) “Principal Market” means the Nasdaq Capital Market.

(y) “Pro Rata Amount” means a fraction (i) the numerator of which is the Subscription Amount (as defined in the Note Purchase Agreement) paid by the initial Holder of this Note to the Company pursuant to the Note Purchase Agreement and (ii) the denominator of which is the aggregate Subscription Amounts paid by all the Purchasers to the Company pursuant to the Note Purchase Agreement.

(z) “Purchaser” shall have the meaning ascribed to such term in the Note Purchase Agreement.

(aa) “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(bb) “Required Holders” means the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding.

(cc) “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

(dd) “SEC” means the United States Securities and Exchange Commission.

(ee) “Securities Act” means the Securities Act of 1933, as amended.

(ff) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Conversion Notice.

(gg) “Stockholder Approval Time” means the time at which the holders of a majority of the shares of Common Stock approve the issuance of the Conversion Shares.

(hh) “Subscription Date” means September 24, 2024.

(ii) “Subsidiary” shall have the meaning ascribed to such term in the Note Purchase Agreement.

(jj) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(kk) “Transaction Documents” shall have the meaning ascribed to such term in the Note Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ETERNA THERAPEUTICS Inc.

By:	/s/ Sanjeev Luther
Name:	Sanjeev Luther
Title:	President and Chief Executive Officer

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Exhibit A

Form of Pre-Funded Warrant

[See attached]

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